Exhibit 99.1

REPAY Announces Closing of $250 Million Revolving Credit Facility

Atlanta, GA, July 10, 2024 – Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of integrated payment processing solutions, today announced the closing of an undrawn $250 million senior secured revolving credit facility. The revolving credit facility renews and expands the Company’s prior undrawn $185 million senior secured revolving credit facility.

John Morris, Co-founder and CEO of REPAY, said, “We are pleased to successfully extend and upsize our revolving credit facility, which in addition to our recently completed convertible notes offering, is intended to provide REPAY with financial flexibility to continue focusing on profitable growth and cash generation.”

Truist Securities, Inc. acted as lead arranger, and Truist Bank will serve as the administrative agent for the revolving credit facility.

About Repay

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Contact Information

Investor Relations Contact for REPAY:

ir@repay.com

Media Relations Contact for REPAY:

Kristen Hoyman

khoyman@repay.com

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future performance and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control, including, without limitation, the factors described in REPAY’s reports filed with the SEC. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.